Exhibit 10.17

                                              License Reference Number  L065013

                      MICREL/IBM PATENT LICENSE AGREEMENT

20060920 - EXECUTION COPY

   LICENSE AGREEMENT ("Agreement") with an Effective Date as defined below between International Business Machines Corporation, a New York corporation ("IBM"), and Micrel, Inc., a California corporation ("Micrel") (each a "Party" and, collectively, the "Parties").

   Each of the Parties (as "Grantee") desires to acquire a non-exclusive license under patents of the other Party (as "Grantor"). In consideration of the premises and mutual covenants herein contained, IBM and Micrel agree as follows:

Section  1.   Definitions

       1.1 "Authorized Assembler" shall mean a third party that, pursuant to a written contract with a Grantee, assembles Grantee's Licensed Products, in accordance with written specifications provided by said Grantee, for sale under Grantee's brand name.

       1.2 "Authorized Copy (Copies)" shall mean a software program copied from a Master Copy by a third party under written authorization to such third party to make copies of such Master Copy for its own use or for further distribution (by transmission or other distribution means).

       1.3  "Distribute" shall mean lease, license (only for software programs), sell, or otherwise transfer.

       1.4 "Effective Date" shall mean the date upon which the last signatory hereto signs and dates this Agreement.

       1.5  "IBM Licensed Products" shall mean IHS Products.

       1.6 "IHS Product" shall mean an Information Handling System or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of an IHS Product shall not be considered to be an IHS Product.

       1.7 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

       1.8 "Integrated Circuit" shall mean an integral unit including a plurality of active and/or passive circuit elements formed at least in part of Semiconductor Material and associated on, or in, one substrate comprising the first level of packaging for such elements; such unit forming or

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contributing to the formation of a circuit for performing electrical or electronic functions.

       1.9 "Licensed Patents" shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations):

       1.9.1 issued or issuing on patent applications entitled to an effective filing date prior to January 1, 2012; and

       1.9.2 under which patents or the applications therefor a Party or any of its Subsidiaries has as of the Effective Date, or thereafter obtains, the right to grant licenses to Grantee of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by Grantor or its Subsidiaries to third parties (except for payments among Grantor and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by Grantor or any of its Subsidiaries).

       1.9.3 Licensed Patents shall include said patent applications, continuations-in-part, divisionals, and continuations of said patent applications, and all reissues, reexaminations, and extensions of any of the aforesaid patents or issuing from the aforesaid patents.

       1.10 "Licensed Products" shall mean either IBM Licensed Products or Micrel Licensed Products as the context indicates.

       1.11 "Master Copy" shall mean a software program Distributed by Grantee to a third party with written authorization to such third party to make copies of such software program for its own use or for further distribution (by transmission or other distribution means).

       1.12 "Micrel Licensed Products" shall mean any Semiconductor Apparatus, but not including Emulator Products.

       1.13 "Performance of Business Processes" shall mean advising, servicing, or operating all or part of an enterprise or organization.

       1.14 "Semiconductor Apparatus" shall mean any Semiconductor Material, Semiconductor Device, Semiconductor Circuit, Semiconductor Wafer, and/or Integrated Circuit.

       1.15 "Semiconductor Circuit" shall mean a circuit in which one or more Semiconductor Devices are interconnected in one or more paths (including passive circuit elements, if any) for performing fundamental electrical or electronic functions and methods and processes for fabrication thereof, and if provided therewith, such circuit includes housing and/or supporting means therefor.

       1.16 "Semiconductor Device" shall mean a device and any material therefor, comprising a body of one or more Semiconductor Materials and one or more electrode associated therewith, and if provided therewith, housing and/or other supporting means therefor.

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       1.17  "Semiconductor Material" shall mean any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such materials shall include but not be limited to refined products, reaction products, reduced products, mixtures and compounds.

       1.18 "Semiconductor Wafer" shall mean a unitary body of Semiconductor Material whether or not said body consists of a single Semiconductor Material or of a multiplicity of such materials, and whether or not said body includes one or more layers or other regions (constituting substantially less than the whole of said body) of a material or materials which are of a type other than Semiconductor Material.

       1.19 "Subsidiary" of a Party or of a third party shall mean a corporation, company or other entity:

       1.19.1 more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

       1.19.2 which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a Party or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

       1.20 "Emulator Product" shall mean any IHS Product which a) includes one or more components (including but not limited to hardware, software, firmware, microcode or the like) primarily designed to execute or translate, either alone or in combination with any other component, either in native mode or through emulation, simulation, cloning or the like, all or any portion of the ESA/390 or z/Architecture instruction set or any derivative, follow-on, or extension thereof, or b) is capable of executing or translating, either in native mode or through emulation, simulation, cloning or the like, software written and/or compiled to execute in an ESA/390 or z/Architecture platform environment.

Section  2.   Grant of Rights

       2.1  Upon receipt of both payments in Sections 4.1.1 and 4.1.2, IBM, as Grantor, on behalf of itself and its Subsidiaries grants to Micrel, as
Grantee, a non-exclusive, and worldwide license under   IBM's Licensed Patents:

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       2.1.1  to make (including the right to use any apparatus and practice any method in making), use, import, have imported, offer to sell, lease, license (only for software programs), sell and/or otherwise transfer Micrel Licensed Products; and

       2.1.2 to have Micrel Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Micrel only when the conditions set forth in
Section 2.3 are met.

       2.1.3  A particular Micrel Licensed Product shall be licensed
under only those of   IBM's Licensed Patents that:

       2.1.3.1 exist in the country where Micrel made, used, imported, had imported, offered for sale, leased, licensed (only for software programs), sold, and/or otherwise transferred such Micrel Licensed Product and which, but for the license granted herein, would have been infringed (including contributory infringement) by the performance of such acts; and

       2.1.3.2 exist in any country other than where Micrel made, used, imported, had imported, offered for sale, leased, licensed (only for software programs), sold, and/or otherwise transferred such Micrel Licensed Product and which, but for the license granted herein, would have been infringed (including contributory infringement) if Micrel's performance of such acts had occurred in the country where such Licensed Patents exist.

       2.2 Micrel, as Grantor, on behalf of itself and its Subsidiaries grants to IBM, as Grantee, a non-exclusive, worldwide, royalty-free and fully paid-up license under Micrel's Licensed Patents:

       2.2.1 to make (including the right to use any apparatus and practice any method in making), use, import, have imported, offer to sell, lease, license (only for software programs), sell and/or otherwise transfer IBM Licensed Products;

       2.2.2 to have IBM Licensed Products made by another manufacturer for the use, importation, offer to sell, lease, sale and/or other transfer by IBM only when the conditions set forth in Section 2.3 are met; and

       2.2.3 to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or third parties.

       2.2.4 A particular IBM Licensed Product, or use of any apparatus or practice of any method in connection with the Performance of Business Processes, shall be licensed under only those of Micrel's Licensed Patents that:

       2.2.4.1 exist in the country where IBM made, used, imported, had imported, offered for sale, leased, licensed (only for software programs), sold, and/or otherwise transferred such IBM Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein, would have been infringed (including contributory infringement) by the performance of such acts; and

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       2.2.4.2   exist in any country other than where IBM made,
used, imported, had imported, offered for sale, leased, licensed (only for software programs), sold, and/or otherwise transferred such IBM Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein, would have been infringed (including contributory
infringement) if   IBM's performance of such acts had occurred in
the country where such Licensed Patents exist.

       2.3 The license granted in Sections 2.1.2 and 2.2.2 to Grantee to have Grantee Licensed Products made by another manufacturer:

       2.3.1 shall only apply to Grantee Licensed Products sold by said other manufacturer to Grantee after the Effective Date;

       2.3.2 shall only apply to Grantee Licensed Products and/or portions thereof for which the specifications were created by Grantee (either solely or jointly with one or more third parties) or for Grantee;

       2.3.3 shall only be under claims of Grantor's Licensed Patents, the infringement of which would be necessitated by compliance with such specifications; and

       2.3.4 shall not apply to (i) any products in the form manufactured or marketed by said other manufacturer prior to Grantee's furnishing of said specifications, or (ii) any methods used by said other manufacturer.

       2.4 Unless Grantee informs Grantor to the contrary, Grantee shall be deemed to have authorized said other manufacturer to make Grantee's Licensed Products under the license granted to Grantee when the conditions specified in Section 2.3 are fulfilled. In response to written notice by Grantor identifying a product and a manufacturer, Grantee shall in a timely manner inform Grantor of the quantity of such product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.1.2 or 2.2.2.

       2.5 Except as expressly provided herein, no license or immunity is granted under this Agreement by either Party, either directly or by implication, estoppel or otherwise, to any third parties acquiring items from either Party for the combination of such acquired items with other items (including items also acquired from either Party) or for the use of such combination.

       2.6 Subject to Section 2.7, the licenses granted herein include the right of each Party to grant sublicenses to its Subsidiaries existing on or after the Effective Date, which sublicenses may include the right for sublicensed Subsidiaries to further sublicense to other Subsidiaries of said Party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the Party that granted the sublicense.

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       2.7  A sublicense granted to a Subsidiary shall terminate on the earlier of:

       2.7.1 the date such Subsidiary ceases to be a Subsidiary of a Party; and

       2.7.2 the date of termination or expiration of the license of the Party or Subsidiary that granted the sublicense.

       2.7.3 If a Subsidiary ceases to be a Subsidiary and holds any patents under which a Party is licensed, such license shall continue for the term defined herein.

       2.8 In the event that neither a Party nor any of its Subsidiaries has the right to grant a license of the scope set forth in Section 2 under any particular Licensed Patent, then the license granted in Section 2 under said Licensed Patent shall be of the broadest scope which said Party or any of its Subsidiaries has the right to grant.

       2.9 A product which, if assembled by Grantee, would be licensed to Grantee hereunder shall also be licensed hereunder if assembled by an Authorized Assembler, provided that:

       2.9.1 the purchase price paid to Grantee and Grantee's designees for items included in the product exceeds sixty percent (60%) of the total cost of manufacturing and purchasing all of the items included in the product; and

       2.9.2  the product is sold under Grantee's brand name.

       2.10 For purposes of this Agreement, an Authorized Copy shall be deemed to have been Distributed by the Grantee that Distributed the Master Copy from which the Authorized Copy was copied, provided such Authorized Copy is used or Distributed under a brand name of Grantee.

       2.11 Where a third party uses an apparatus or practices a method in Performance of Business Process, and such third party is acting on behalf of and as subcontractor to IBM, in connection with a contract that obligates IBM to provide such Performance of a Business Process for an IBM customer, such use or practice shall be deemed to have been performed by IBM.


Section  3.   Mutual Releases

       3.1 Each Party (as "Releasor") on behalf of itself and its Subsidiaries as of the Effective Date, irrevocably releases the other Party, its Subsidiaries which are its Subsidiaries on the Effective Date, and its and their respective customers from any and all claims or liabilities for acts of infringement of Releasor's Licensed Patents, which claims or liabilities are based on acts prior to the Effective Date, which, had they been performed after the Effective Date, would have been licensed under this Agreement.

       3.2 The release contained in this Section 3 shall not apply to any person other than the persons named in this Section 3 and shall not apply to the manufacture of any items by any person other than the Parties and their Subsidiaries. The release granted by Micrel to IBM is effective as of the

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Effective Date.  The release granted by IBM to Micrel shall become effective as of the Effective Date upon receipt of the payment specified in Section
4.1.1.

Section  4.   Payment

4.1 Micrel shall pay to IBM the total sum of Two Million and Fifty Thousand US Dollars ($2,050,000.00), no portion of which shall be refundable, on or before the Effective Date, apportioned as follows:

   4.1.1 as consideration for the release granted by IBM to Micrel under Section 3.1, Two Hundred and Fifty Thousand US dollars
($250,000.00); and

   4.1.2 as consideration for the license and other rights granted by IBM to Micrel herein, One Million and Eight Hundred Thousand US dollars ($1,800,000.00).



Section  5.   Term of Agreement

       5.1 The term of this Agreement shall be from the Effective Date until December 31, 2011, unless earlier terminated under the provisions of this Agreement.


Section 6. Transferability. This Agreement and the rights (other than the rights to receive payments) and licenses granted under this Agreement are not assignable or transferable and the duties and obligations to be performed under this Agreement can not be delegated, whether in conjunction with a change in ownership, merger, acquisition, sale or transfer of all, or substantially all or any part of, the business, assets or shares of a Party, or otherwise, either voluntarily, by operation of law, or otherwise. Any purported assignment or other transfer of this Agreement or the licenses granted by under this Agreement shall be null and void. As limited exceptions to the provision of this Section 6:

       6.1 If, after the Effective Date, a Party or any of its Subsidiaries ("Acquiring Party") either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, licensed by the other Party ("Licensor") under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to Licensor, then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall apply to products manufactured by said acquired entity or through the use of said assets, provided that such royalties or other payments shall continue to be made to the Licensor by the Acquiring Party or said entity with respect to such products notwithstanding that the Acquiring Party may have been licensed for the same Licensed Products before the acquisition.

       6.2 If, after the Effective Date, a Party (the "Transferring Party") either: (i) transfers a product or service line to a third party without transferring a Subsidiary to said third party or (ii) spins off a Subsidiary (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun off entity is no longer a Subsidiary of the Transferring Party), and if such transfer or spin off includes at least

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one marketable product or service in a product or service line and tangible assets having a net value of at least twenty five million US dollars ($25,000,000.00), then, upon written request within sixty (60) days of the transfer or spin off by the Transferring Party and either such third party (in the case of a transfer) or such ex-Subsidiary (in the case of a spin off of a Subsidiary), the other Party shall grant a royalty-free license (under the same terms as the license granted to the Transferring Party herein) under its Licensed Patents for the field of such product or service line to such third party or such ex-Subsidiary (the "Recipient"), provided that:

       6.2.1 such field shall not be defined more broadly than the scope of the license granted herein to the Transferring Party, nor more broadly than necessary to cover the particular product or service line being transferred or spun off, including extensions thereto based on the same technology; and

       6.2.2 for the first twelve (12) months immediately following such transfer or spin off the license granted to the third party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the aggregate selling prices of such Licensed Products or services by said Transferring Party in the twelve (12) months preceding such transfer or spin off plus forty percent (40%), and

       6.2.3 for each successive twelve-month period following such transfer or spin off the license granted to the third party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus forty percent (40%);

       6.2.4 the Recipient shall grant to such other Party a royalty-free license (under the same terms as the license granted to such other Party herein) under all Recipient Patents (defined as follows) for all products and services licensed herein to such other Party on the date of the product or service line transfer or spin off. "Recipient Patents" shall mean all patents throughout the world entitled to an effective filing date prior to January 1, 2012, under which, at any time commencing with the date of the product or service line transfer or spin off, the Recipient or any of its Subsidiaries has the right to grant such licenses;

       6.2.5 this Section 6.2, Section 3, and Section 4 shall be omitted from the license granted to the Recipient; and

       6.2.6 the license granted to the Recipient shall terminate if the license granted to the Transferring Party terminates or is terminated for any reason.

       6.2.7 Notwithstanding the foregoing provisions of this Section 6.2, the transfer by one Party of substantially all of its assets to any third party shall not be considered to be a transfer of a product or service line or spin off of a Subsidiary under this Section 6.2, and the other Party shall have no obligation to grant a license under its Licensed Patents to such third party as a result of such transfer.

       6.3 If one Party (the "Acquired Party") is acquired by a third party, becoming a Subsidiary of such third party:

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       6.3.1  the Acquired Party shall promptly give notice of such acquisition to the other Party; and

       6.3.2 the license granted to the Acquired Party and all sublicenses (if any) granted to the Acquired Party's remaining Subsidiaries shall automatically become limited to only products and/or services substantially similar to the products designed by and manufactured by or for the Acquired Party and/or services marketed by the Acquired Party (or, in the case of a Subsidiary of the Acquired Party, by such Subsidiary) within the licenses granted in this Agreement (or in such sublicense) prior to such acquisition; provided, however, that:

       6.3.2.1 for the first twelve (12) months immediately following such acquisition, the license granted to the Acquired Party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the aggregate selling prices of such Licensed Products or services by said Acquired Party in the twelve (12) months preceding such acquisition plus forty percent (40%), and

       6.3.2.2 for each successive twelve-month period following such acquisition the license granted to the Acquired Party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus forty percent (40%).

       6.4 If one Party (the "Acquired Party") is acquired by a third party such that it is no longer a separate legal entity, the license granted to the Acquired Party shall terminate as of the date of acquisition. Provided, however, that:

       6.4.1 if the third party is licensed under one or more of the other Party's Licensed Patents in a field within the scope of the field of the Acquired Party's Licensed Products (and/or licensed services, as applicable), then to the extent that the license agreement between the third party and the other Party requires that all remaining payments due under this Agreement, if any, shall be payable by the third party, then the payment obligations in this Agreement shall continue to survive; or

       6.4.2 if the third party is not licensed under the other Party's Licensed Patents, the other Party agrees to enter into a licensing agreement with the third party with the same terms, scope, and product or service field as this Agreement, including a license grant from the third party under the third party's Licensed Patents for all the Licensed Products of the other Party, under the following terms and conditions:

       6.4.2.1 the license shall be limited to only products and/or services substantially similar to the products designed by and manufactured by or for the Acquired Party and/or services marketed by the Acquired Party (or, in the case of a Subsidiary of the Acquired Party, by such Subsidiary) within the licenses granted in this Agreement (or in such sublicense) prior to such acquisition; and

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       6.4.2.2  the third party is not involved in or is not
threatening litigation against other Party, the other Party's Subsidiaries, or customers of the other Party or the other Party's Subsidiaries with respect to a product or service of the other Party; and

       6.4.2.3 the third party agrees to and executes such agreement with the other Party with this Section 6.4 being omitted from such agreement; and

       6.4.2.4 if the third party sues the other Party or Subsidiaries of the other Party for patent infringement, the license granted to the third party from the other Party is suspended but the license granted from the third party to the other Party remains in force; and

       6.4.2.5 for the first twelve (12) months immediately following such acquisition, the license granted to the third party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the aggregate selling prices of such Licensed Products or services by said Acquired Party in the twelve (12) months preceding such acquisition plus forty percent (40%), and

       6.4.2.6 for each successive twelve-month period following such acquisition the license granted to the third party shall be limited to a volume of Licensed Products or services having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus forty percent (40%).

       6.5 If one Party undergoes a change of Control, but remains the same legal entity with and using substantially the same assets, any license or sublicense granted hereunder to such Party shall continue in full force and effect. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

       6.6 If a Party undergoes reorganization, but remains a separate legal entity, such Party may assign its rights and licenses and delegate its duties and obligations under this Agreement to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such Party and its Subsidiaries had prior to the reorganization.

Section  7.   Means of Payment and Communication

       7.1 Payment shall be made by electronic funds transfer. Payments shall be deemed to be made on the date credited to the following account:
   Director of Licensing
   International Business Machines Corporation
   PNC Bank
   500 First Avenue
   Pittsburgh, PA 15219
   Bank Account Number: 1017306369
   ABA Routing Number: 043000096

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       7.2  Notices and other communications shall be sent by facsimile, registered or certified mail, or by reputable express courier to the following addresses and shall be effective upon mailing:
   For IBM:               For Micrel:
   Director of Licensing            General Counsel
   IBM Corporation            Micrel, Inc.
   North Castle Drive, MD-NC119      2180 Fortune Drive
   Armonk, New York  10504-1785      San Jose, California  95131
   Facsimile: (914) 765-4380         Facsimile: (408) 944-0970

       7.3 A License Reference Number has been assigned to this Agreement. This number should be included in all communications including wire transfer payments, tax credit certificates, letters, faxes and e-mail messages.

Section  8.   Other License Rights

       8.1 The Parties recognize that the Parties or their respective Subsidiaries may now have, or hereafter obtain, the right to grant licenses under one or more patents of any country, including utility models and including type font design patents and registrations (but not including any other design patents or registrations), issuing on patent applications entitled to an effective filing date prior to January 1, 2012, and under the patent applications therefore, but that such grant or the exercise of rights thereunder shall result in payment of royalties or other consideration by Grantor or its Subsidiaries to third parties. Each Party (as Grantor) agrees that, upon written request, it shall grant to the Grantee, to the extent and subject to the terms and conditions under which it then has the right to do so, a license of the broadest scope which Grantor has the right to grant at any time but of no greater scope than the scope of the licenses granted herein with respect to any such patent or patent application. Such license shall be granted under a separate agreement, upon payment of the same royalty or other consideration as that which Grantor or any of its Subsidiaries is obligated to pay to a third party because of the grant of such license or the exercise of rights thereunder.

       8.2 Upon written request by one Party, the other Party shall inform the requesting Party of those patents or patent applications coming within the scope of Section 8.l at the time of such request.



Section  9.   Miscellaneous

       9.1 Neither Party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.

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       9.2  Neither Party shall use or refer to this Agreement or any of its provisions in any promotional activity.

       9.3 Each Party represents and warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3. Each Party (as a Grantor) further represents and warrants that prior to the Effective Date, it has informed the other Party of any patent originating from inventions made by employees of Grantor or its Subsidiaries, which patent is or was owned by Grantor or its Subsidiaries as of the Effective Date, and which patent, owing to prior arrangements with third parties, does not qualify as a Licensed Patent of Grantor under the licenses granted in
Section 2.  A listing of such patents owned by IBM is attached as Attachment
A. Neither Party makes any other representation or warranty, express or implied, nor shall either Party have any liability in respect of any infringement of patents or other rights of third parties due to the other Party's operation under the license herein granted.

       9.4 Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any patent, patent application, or any non-patent intellectual property right of the Parties other than the Licensed Patents. Neither Party is required hereunder to furnish or disclose to the other Party any technical, confidential, or other information (including copies of Licensed Patents) except as specifically provided herein.

       9.5 Neither Party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither Party shall have any right to institute any action or suit against third parties for infringement of any of the other Party's Licensed Patents. Neither Party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

       9.6 Each Party shall, upon a request from the other Party identifying any patent or patent application, inform the other Party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under the identified patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the Party making such request, unless such disclosure is prevented by such contract or arrangement, and in such event, a statement of the nature of such restriction shall be provided.

       9.7 If a third party has the right to grant licenses under a patent to a Party (as a "Licensee") with the consent of the other Party, said other Party shall provide said third party with any consent required to enable said third party to license the patent to Licensee on whatever terms said third party may deem appropriate. Each Party hereby waives any right it may have to receive royalties or other consideration from said third party as a result of said third party's licensing the patent to Licensee within the scope of the licenses granted under Section 2 of this Agreement.

       9.8 The Parties recognize that a Party hereto (the "Benefiting Party"), or its respective Subsidiaries, may desire to obtain a patent license from a third party (the "Third Party"), wherein the Third Party is




owned or controlled, directly or indirectly, in part by the other Party hereto (the "Assisting Party"), or its respective Subsidiaries. In such event, and provided the conditions set forth in Section 9.8.1 are met, the Assisting Party shall use reasonable efforts (to the extent legally permissible) to exert its interest in the Third Party for the purpose of assisting the Benefiting Party in becoming licensed under any patents licensable by the Third Party under the same terms and conditions as this Agreement and at no cost to the Benefiting Party. In no event shall the Assisting Party exert its interest in opposition to such license.

       9.8.1 The assistance set forth in Section 9.8 shall be provided only if:

       9.8.1.1 the Benefiting Party requests in writing that the Assisting Party furnishes its assistance in obtaining the license referenced in Section 9.8;

       9.8.1.2 at the time of the request, the Assisting Party (or any of its Subsidiaries) shall own or control, directly or indirectly, greater than twenty five percent (25%) of: (i) the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of the Third Party, or (ii) the right to make the decisions for the Third Party, in the event the Third Party does not have any outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association);

       9.8.1.3 the licensable patents of the Third Party would qualify as Licensed Patents if the licensable patents were wholly owned by the Assisting Party; and

       9.8.1.4 during the year preceding the date of the request, the Third Party derived more than fifty percent (50%) of its annual income from licensing (or otherwise enforcing) its patents.

       9.8.2 If the Benefiting Party requests assistance from the Assisting Party (in accordance with the foregoing provisions) and if (in spite of efforts to secure a no cost license) the Benefiting Party does enter into a license with the Third Party under which the Benefiting Party thereby assumes an obligation to make payments to the Third Party, then the Assisting Party shall be required to make payment(s) to the Benefiting Party. The exact amount of such payment(s) shall be computed as the product of: (i) the percentage of the Assisting Party's ownership in or control of the Third Party, and
(ii) the amount of each payment(s) owed by the Benefiting Party to the Third Party under such license. The Assisting Party shall make all such payments to the Benefiting Party within ninety (90) days of the Assisting Party receiving written notice from the Benefiting Party indicating that the Benefiting Party has made a payment (including a statement of the amount) to the Third Party under such license.

       9.8.3 In response to a written request by one Party, the other Party shall promptly specify the extent of its ownership or controlling interest in an identified third party, provided however, that such obligation to specify such interest shall only apply if (i) such third party meets the criteria established in Section 9.8.1.2, or (ii) such




third party had previously notified such requesting Party that the requesting Party might need a license under such third party's patents.

       9.9 This Agreement shall not be binding upon the Parties until it has been signed by or on behalf of each Party. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by or on behalf of each Party, except that IBM may amend
Section 7.1 and that either Party may amend its address in Section 7.2 solely by written notice to the other Party.

       9.10 If any term, clause or provision of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other term, clause or provision shall not be affected; and such invalid, illegal or unenforceable term, clause or provision shall be replaced, if possible, by a valid term that reflects the intent of the Parties or if such is not possible, shall be deleted from this Agreement. However, if the intent of the Parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

       9.11 This Agreement and the legal relations between the Parties hereto shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without giving effect to its conflicts of laws rules.

       9.12 The headings of sections in this Agreement are for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       9.13 Neither Party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

       9.14 Until December 31, 2011, each Party, on behalf of itself and its Subsidiaries, agrees not to disclose any term or condition of this Agreement to any third party without the prior written consent of the other Party.
This obligation is subject to the following exceptions:

       9.14.1 disclosure is permissible if required by government or court order, provided the Party required to disclose first gives the other Party prior written notice to enable it to seek a protective order;

       9.14.2  disclosure is permissible if otherwise required by law;

       9.14.3 disclosure is permissible if required to enforce rights under this Agreement;

       9.14.4 each Party may use similar terms and conditions in other agreements;

       9.14.5 each Party may disclose only the scope of the licenses and immunities granted hereunder (but not any financial terms) to the extent reasonably necessary, on a confidential basis, to its customers, potential customers, and other third parties with which it has a current or potential commercial relationship; and



       9.14.6 each Party may disclose the terms and conditions of this Agreement to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital, and its potential investors in or acquirers of such Party or the product or service lines referred to in
Section 6.2.

       9.15 This Agreement may be executed by the Parties in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. In no event shall either Party be liable to the other Party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental, special or consequential damages. This Agreement and its attachments embody the entire understanding of the Parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.


Agreed to:                              Agreed to:

Micrel, Inc.                            International Business Machines
                                        Corporation

By: /s/ Raymond Zinn                     By: /s/ Mark Petersen
-------------------------------------    -------------------------------------
Raymond Zinn                             Mark Petersen,
President and C.E.O.                     Director of Finance,
                                         Technology and Intellectual
                                         Property

Date: September 20, 2006               Date: September 20, 2006




                                  ATTACHMENT A


                              Non-Licensed Patents

              PATENTS OWNED BY IBM WHICH ARE NOT LICENSED PATENTS

 PATENT NUMBER      TITLE
---------------     -----


U.S. 5,086,401      Image-Directed Robotic System for Precise Robotic Surgery
                    Including Redundant Consistency Checking
     5,279,309      Signalling Device and Method for Monitoring Positions in a
                    Surgical Operation
     5,299,288      Image-Directed Robotic System for Precise Robotic Surgery
                    Including Redundant Consistency Checking
     5,343,385      Interference-Free Insertion of a Solid Body Into a Cavity
     5,397,323      Remote Center-of-Motion Robot for Surgery
     5,402,801      System and Method for Augmentation of Surgery
     5,408,409      Image-Directed Robotic System for Precise Robotic Surgery
                    Including Redundant Consistency Checking
     5,417,210      System and Method for Augmentation of Endoscopic Surgery
     5,445,166      System for Advising a Surgeon
     5,487,120      Optical wavelength division multiplexer for high speed,
                    protocol-independent serial data sources
     5,572,999      Robotic System for Positioning a Surgical Instrument
                    Relative to a Patient's Body
     5,630,431      System and Method for Augmentation of surgery
     5,695,500      System for Manipulating Movement of a Surgical Instrument
                    with Computer Controlled Brake
     5,825,949      Optical wavelength division multiplexer for coupling to
                    data sources and sinks, wherein at least two data sources and sinks operate with different communication protocols and all continuations (including continuations-in-part), divisions, reissues and foreign counterparts thereof.


END ATTACHMENT A

                                     - 16 -